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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the inclusion of our report dated June 5, 1998 with respect to the combined financial statements of Cherry Communications Incorporated (d/b/a Resurgens Communications Group) and Cherry Communications U.K. Limited for the year ended December 31, 1997, in the Form 8-K/A Amendment No. 2 filed by World Access, Inc. on September 25, 1998 and to the incorporation by reference of such report in the Registration Statements on Form S-8 (Nos. 33-77918, 33-47752, 333-17741 and 333-59347) and Form S-3 (Nos. 333-43497 and 333-51199)
of World Access, Inc.

                                          /s/ Ernst & Young LLP

Atlanta, Georgia
September 25, 1998